AMENDMENT
To
PARTICIPATION AGREEMENT
By and Among
PACIFIC LIFE INSURANCE COMPANY
And
GE INVESTMENTS FUNDS, INC.
And
GE INVESTMENT DISTRIBUTORS, INC.
And
GE ASSET MANAGEMENT INCORPORATED
     THIS AMENDMENT, effective as of May 1, 2010, amends that certain Participation Agreement dated as of December 1, 2008 (the “Agreement”), by and among PACIFIC LIFE INSURANCE COMPANY, GE INVESTMENTS FUNDS, INC., GE INVESTMENT DISTRIBUTORS, INC. and GE ASSET MANAGEMENT INCORPORATED.
     WHEREAS, the parties hereto agree that the Company intends to add variable life policies to the Agreement that will offer Class 3 Shares of the Portfolio named in Schedule 3 of the Agreement;
     WHEREAS, the parties hereto desire to update Schedules 1, 2, 3, 4, 5, 6 and 7 to reflect additional variable life policies that will offer Class 3 Shares of the Portfolio named in Schedule 3 to the Agreement;
     WHEREAS, the parties hereto desire to make certain other amendments to the Agreement; and
     WHEREAS, any capitalized terms set forth in this Amendment that are not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     NOW THEREFORE, the parties hereto hereby amend the Agreement as follows:
1.	Sub-paragraphs (i) and (ii) of Section 1.3 (“Purchase and Redemption Procedures”) are deleted and replaced by the following:

(i) If the Company transmits such request to the Fund via the National Securities Clearing Corporation’s (the “NSCC”) Fund/SERV System and/or Defined Contribution Clearance & Settlement (“DCC&S”) platform, such request must be received by the Company by the close of regular trading on the NYSE (or such reasonably earlier time designated by the Company in response to a change by the NSCC in the deadline for receipt of requests via its systems) and must be transmitted by the Company to the Fund in the time and manner designated by the NSCC pursuant to Rule 22c-1 of the 1940 Act (which as of the date of execution of this Agreement is 7:00 a.m. Eastern Time on the next following Business Day); or

(ii) For standard submissions, the parties agree that the “Right Fax” system will send the faxes automatically each evening between 9:00 p.m. and 11:00 p.m. Pacific Time. If there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV (e.g., by fax), the Company shall provide telephone notification to the Fund by 10:00 a.m. Eastern Time and shall re-

transmit the request so that it is received by the Fund by 10:30 a.m. Eastern Time on the next following Business Day.
2.	Schedules 1, 2, 3, 4, 5, 6 and 7 to the Agreement are deleted in their entirety and replaced by Schedules 1, 2, 3, 4, 5, 6 and 7 attached hereto.

3.	This Amendment shall become effective on May 1, 2010.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date specified above.

PACIFIC LIFE INSURANCE COMPANY

By:
Name:
Title:	Assistant Vice President

Attest:
Corporate Secretary

GE INVESTMENTS FUNDS, INC.

By:
Name:
Title:	President & CEO

GE INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:	President

GE ASSET MANAGEMENT INCORPORATED

By:
Name:
Title:	Senior Vice President

Schedule 1
Registered Accounts

Name of Separate Account:	Date Established by Board of Directors:

Separate Account A of Pacific Life Insurance Company	September 7, 1994

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company	November 30, 1989

Pacific Select Exec Separate Account of Pacific Life Insurance Company	May 12, 1998

Schedule 2
Unregistered Account

Name of Separate Account:	Date Established by Board of Directors:
Pacific COLI Separate Account	July 17, 1992

Pacific COLI Separate Account II	October 12, 1998

Pacific COLI Separate Account III	October 12, 1998

Pacific COLI Separate Account IV	July 8, 2008

Pacific COLI Separate Account V	July 8, 2008

Separate Account I	August 9, 2007

Schedule 3
Name(s) of Portfolio
GE Investments Funds, Inc.:
Total Return Fund – Class 3

Schedule 4
Registered Products

Variable Annuities:
Pacific Select Variable Annuity	Pacific One

Pacific One Select	Pacific Portfolios

Pacific Portfolios for Chase	Pacific Voyages

Pacific Value	Pacific Value Edge

Pacific Innovations	Pacific Innovations Select

Pacific Journey	Pacific Odyssey

Pacific Destinations

Variable Life:
Pacific Select Exec	Pacific Select Exec II

Pacific Select Exec III	Pacific Select Exec IV

Pacific Select Exec V	Pacific Select Accumulator

M’s Versatile Product	M’s Versatile Product VI

M’s Versatile Product — Survivorship	M’s Versatile Product VII

M’s Versatile Product — Survivorship II	M’s Versatile Product VIII

Pacific Select Estate Preserver	Pacific Select Estate Preserver II

Pacific Select Estate Preserver III	Pacific Select Estate Preserver IV

Pacific Select Estate Preserver V	Pacific Select Estate Preserver VI

Pacific Select Choice	Pacific Select Performer 500

Pacific Select Estate Maximizer

Schedule 5
Exempt Products
Not Applicable

Schedule 6
Contracts with Accredited Investors

Pacific COLI Rider	Pacific COLI

Pacific COLI II	Pacific COLI IV

Pacific COLI VI	Pacific COLI III (Qualified Investors)

Pacific COLI V (Qualified Investors)	Pacific COLI VII (Qualified Investors)

Magnastar (Qualified Investors)

Schedule 7
Accounts Excluded from the Definition of Investment Company

Name of Account:	Date of Establishment of Account:
Pacific COLI Separate Account	July 17, 1992

Pacific COLI Separate Account II	October 12, 1998

Pacific COLI Separate Account III	October 12, 1998

Pacific COLI Separate Account IV	July 8, 2008

Pacific COLI Separate Account V	July 8, 2008

Separate Account I	August 9, 2007